Exhibit #23.1

Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-Q, into the Company’s previously filed Registration Statements File Numbers 333-95157, 333-68598, 333-106403 and 333-108214.

Berry, Dunn, McNeil & Parker

Portland, Maine

April 30, 2004